Confidential – For Discussion Purposes PROJECT CYPRESS Process Overview May 4, 2010 Exhibit (c)(ix)

TABLE OF CONTENTS
I. ENERGY PRICE, RIG COUNT AND SUPPLY ENVIRONMENT
II. PUBLIC TRADING OVERVIEW
III. PROCESS UPDATE
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I. ENERGY PRICE, RIG COUNT AND SUPPLY ENVIRONMENT

Crude Oil Historical & Forward Strip ($/bbl)

$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Historical Forward Month Contract
Forward Strip

Natural Gas Historical & Forward Strip

$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
Historical Forward Month Contract
Forward Strip

Stephens

$90.83
$94.42
$95.65 $96.07
$96.44
$97.05
$-
$20.00
$40.00
$60.00
$80.00
$100.00
2010 2011 2012 2013 2014 2015
$4.43
$5.44
$5.92
$6.21
$6.48
$6.79
$-
$2.00
$4.00
$6.00
$8.00
2010 2011 2012 2013 2014 2015
COMMODITY PRICE ENVIRONMENT

Natural Gas Avg. Forward Strip Prices ($/MMbtu) Crude Oil Avg. Forward Strip Prices ($/bbl)
Source:  EIA and future price data is from INO.com as of May 3, 2010.

0
500
1,000
1,500
2,000
2,500
Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10
Vertical
Directional/Horizontal
0
500
1,000
1,500
2,000
2,500
Jan-90 Jan-93 Jan-96 Jan-99 Jan-02 Jan-05 Jan-08
Gas
Oil
0
20
40
60
80
100
120
140
Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10
0
500
1,000
1,500
2,000
2,500
Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10
U.S. offshore rigs for 04/30/2010 were 52
-1 from one week ago
+1 from one year ago
U.S. RIG COUNT REVIEW
5
Total U.S. Offshore Rigs
Total U.S. Rig Count by Drilling Rig Type
Total U.S. Rig Count
Total U.S. Rig Count by Commodity
Source: Baker Hughes Incorporated as of April 30, 2010.
U.S. rigs for 04/30/2010 were  1,483
+1 from one week ago
+538 from one year ago
1,483
52
958
489
513
994
69%
73%

U.S. WORKING GAS STORAGE
Working gas in storage was
1,912 Bcf as of Friday, April
23, 2010, according to EIA
estimates.
This represents a net
increase of 83 Bcf from the
previous week.
Stocks were 101 Bcf higher
than last year at this time
and 303 Bcf above the 5-year
average of 1,609 Bcf.
At 1,912 Bcf, total working
gas is above the 5-year
historical range.
6
Source: EIA.
Weekly Natural Gas Storage
Working Gas Stocks (Bcf) Historical Comparisons
Year Ago (04/23/09) 5-Year (2005-2009) Average
04/23/10 04/16/10 Change (Bcf) Stocks (Bcf) % Change Stocks (Bcf) % Change
East 867 829 38 704 23.2% 721 20.2%
West 318 304 14 306 3.9% 244 30.3%
Producing 727 696 31 801 (9.2%) 644 12.9%
Total 1,912 1,829 83 1,811 5.6% 1,609 18.8%
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51
Week  Number
US Working Gas Underground Storage
5 Year Range
5 Year Average (2005 - 2009)
2010
BCF

II. PUBLIC TRADING OVERVIEW

$-
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
10/30/09 11/30/09 12/30/09 1/30/10 2/28/10 3/30/10 4/30/10
OMNI 10 Day Average 30 Day Average 60 Day Average
8
RECENT PRICE PERFORMANCE (6-MONTHS)
Source: Factset.
(Dollars in Millions, Volume and per Share Data in Actuals)
OMNI Trading History
Current Stock Price:
Closing Stock Price (5/3/10) 2.61 $
Market Capitalization 55.7
52-Week High 3.32
52-Week Low 1.00
Average Stock Price:
5 Day Average 2.70 $
30 Day Average 2.02
90 Day Average 1.72
6 Month Average 1.59
Average Daily Trading Volume:
5 Day Average 2,330,000
30 Day Average 460,000
90 Day Average 210,000
6 Month Average 170,000

RECENT PRICE PERFORMANCE – SINCE APRIL 1
Source: Factset.
(Dollars in Millions, Volume and per Share Data in Actuals)
4/1/10 4/6/10 4/9/10 4/14/10 4/19/10 4/22/10 4/27/10 4/30/10 5/5/10 5/10/10 5/13/10
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000
4/20/10: Transocean
Deepwater Horizon rig
catches fire
4/22/10: Transocean
Deepwater Horizon
sinks; 11 crew
presumed dead
4/23/10: Underwater
leak estimated at
5,000 barrels per day
4/29/10: Message board postings
speculate that OMNI might play a
role in clean up efforts
5/5/10: Reports 1Q10
revenue of $26.8mm,
Adjusted EBITDA of $3.2mm
and diluted EPS of ($0.05)
after market closing

Indexed Prices

Indexed Prices

Indexed Prices

Indexed Prices

Stephens

4/3/10 4/9/10 4/15/10 4/21/10 4/27/10 5/3/10
90
100
110
120
130
140
150
160
170
180
11/3/09 12/9/09 1/14/10 2/19/10 3/26/10 5/3/10
40
60
80
100
120
140
160
180
200
220
240
5/3/09 7/15/09 9/25/09 12/8/09 2/19/10 5/3/10
50
100
150
200
250
300
5/3/08 9/26/08 2/19/09 7/15/09 12/8/09 5/3/10
0
20
40
60
80
100
120
140
160
180
RECENT INDEXED PRICE PERFORMANCE
2-YEAR 1-YEAR
6-MONTH 1-MONTH
10
S&P 500
-15.0%
COMPS
-36.8%
S&P 500
2.1%
COMPS
23.1%
S&P 500
37.1%
OMNI
108.8%
COMPS
95.5%
S&P 500
15.0%
OMNI
76.4%
COMPS
58.0%
OMNI
37.4%
OMNI
-47.2%
Note: Comps include ALY, BAS, CPX, KEG and NR.
Source: Factset.

OILFIELD SERVICE UNIVERSE – SELECTED STOCK PERFORMANCE

Source:  Capital IQ.
4/30/2010
Percent Change in Price
Company Ticker Segment 1-Day 1-Week 2010 YTD
OMNI Energy Services Corp. NASDAQGS:OMNI Production & Workover 10.0% 57.1% 153.8%
Trico Marine Services Inc. NASDAQGM:TRMA Offshore Supply & Transport 26.9% 32.0% (26.7%)
Hornbeck Offshore Services NYSE:HOS Offshore Supply & Transport 3.4% 14.0% 5.2%
ENGlobal Corp. NASDAQGM:ENG Fabrication / Engineering 0.0% 5.9% 16.1%
Superior Energy Services Inc. NYSE:SPN Production & Workover (3.2%) 5.9% 11.5%
Gulfmark Offshore, Inc. NYSE:GLF Offshore Supply & Transport 4.5% 4.9% 21.9%
PMFG, Inc. NASDAQGS:PMFG Fabrication / Engineering 0.0% 4.3% (11.1%)
Seacor Holdings Inc. NYSE:CKH Offshore Supply & Transport 0.7% 3.7% 10.4%
Tidewater Inc. NYSE:TDW Offshore Supply & Transport 1.1% 3.5% 11.7%
Weatherford International NYSE:WFT Diversified (2.2%) 2.3% 1.1%
RPC Inc. NYSE:RES Production & Workover (2.8%) 2.2% 31.7%
Complete Production Services NYSE:CPX Production & Workover (1.3%) 2.0% 16.2%
Team Inc. NASDAQGS:TISI Fabrication / Engineering (1.7%) 1.8% (7.4%)
Newpark Resources Inc. NYSE:NR Production & Workover 1.5% 1.5% 59.5%
T-3 Energy Services Inc. NasdaqGS:TTES Capital Equipment 1.0% 1.0% 16.9%
Ensco plc NYSE:ESV Offshore Drilling (2.9%) (9.2%) 18.3%
Pride International Inc. NYSE:PDE Offshore Drilling (4.4%) (9.3%) (5.0%)
Superior Well Services Inc. NASDAQGS:SWSI Production & Workover (3.3%) (9.4%) 1.4%
Geokinetics Inc. AMEX:GOK Seismic (1.1%) (9.4%) (9.4%)
Noble Corp. NYSE:NE Offshore Drilling (3.9%) (9.4%) (2.9%)
Halliburton Company NYSE:HAL Diversified (2.8%) (12.3%) 2.0%
Helix Energy Solutions Group NYSE:HLX Offshore Construction (5.2%) (13.6%) 23.7%
TETRA Technologies Inc. NYSE:TTI Production & Workover (13.4%) (14.0%) 10.8%
Seahawk Drilling, Inc. NASDAQGS:HAWK Offshore Drilling (8.2%) (14.4%) (25.8%)
Hercules Offshore, Inc. NASDAQGS:HERO Offshore Drilling (7.0%) (14.9%) (16.7%)
Cal Dive International Inc NYSE:DVR Offshore Construction (4.3%) (16.5%) (13.2%)
Cameron International Corp NYSE:CAM Capital Equipment 2.1% (16.5%) (5.5%)
Dril-Quip, Inc. NYSE:DRQ Capital Equipment (11.7%) (17.3%) 2.5%
Transocean Ltd. NYSE:RIG Offshore Drilling (7.9%) (19.6%) (12.7%)
Neptune Marine Services Ltd. ASX:NMS Offshore Construction 0.0% (25.0%) (50.0%)
Leading
Gainers
Leading
Decliners

III. PROCESS UPDATE

PROCESS SNAPSHOT
PROCESS
Special committee formed and authorized to evaluate indications of interest received
Engaged Kelly Hart to serve as independent legal counsel
Engaged Stephens to act as financial advisor
Entered into a 30-day exclusivity agreement with Wellspring
DUE DILIGENCE
Wellspring initiated detailed due diligence and engaged various professional service providers, including lawyers, accounting and tax consultants, and industry consultants to perform in depth due diligence:
– Financial and Tax:  KPMG
– Legal:  Paul Weiss
– Environmental:  GaiaTech, Inc.
– Industry Consultant:  Spears and Associates, Inc.
– Risk Management:  Aon Corporation
Received due diligence requests from Wellspring, KPMG, Paul Weiss, GaiaTech, Aon, and several potential lenders
Management has worked and continues to work diligently to respond to all information requests received
Stephens prepared an online data room to consolidate information provided to third parties
Wellspring representatives conducted site visits and due diligence in Carencro, LA and Port Fourchon, LA
Wellspring’s due diligence review is nearly complete and no operational issues have arisen that would change Wellspring’s view of the transaction

PROCESS SNAPSHOT (CONTINUED)
FINANCING
Management conducted meetings with potential lenders – Bank of America, Keybanc, Wells Fargo, Ableco
Wellspring has indicated continued confidence in its ability to secure the required debt financing
DOCUMENTATION
Kelly Hart & Hallman coordinated with company counsel and drafted the initial Agreement and Plan of Merger (“Merger
Agreement”)
Wellspring’s counsel returned a marked version of the Merger Agreement
Schedules to the Merger Agreement in process
14